SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 4, 2009, Grubb & Ellis Company (the “Company”), announced that it completed the disposition of the Danbury Corporate Center to an affiliate of the Matrix Realty Group for $72.4 million.
     The sale was effected pursuant to the merger agreement entered into by the Company, GERA Danbury LLC, a subsidiary of the Company’s wholly owned subsidiary GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, as amended (the “Merger Agreement”)
     The closing of the transaction, with the approval of the lenders of the Company’s credit facility, occurred on June 3, 2009 in accordance with the terms of the Merger Agreement as previously disclosed by the Company, including as disclosed in the Company’s Annual Report on Form 10K/A for the year ending 2008. The proceeds from the sale were used to pay down the Company’s revolving credit facility.
Item 9.01 Financial Statements and Exhibits.
(d)	The following is filed as an Exhibit to this Current Report on Form 8-K:
99.1	Press Release issued June 4, 2009 by the Company with respect to the Disposition of the Danbury Corporate Center.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: June 8, 2009